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                                                                    EXHIBIT 10.1



                               SUBLEASE AGREEMENT

                                    BETWEEN

                               ADOBE SYSTEMS INC.

                                      AND

                            CALICO TECHNOLOGY, INC.

                                 JULY 31, 1998


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                               SUBLEASE AGREEMENT

          THIS SUBLEASE AGREEMENT (hereinafter referred to as "Sublease"), entered into as of July 31, 1998, is made by and between Adobe Systems Inc. (herein called "Sublandlord") and Calico Technology Inc. (herein called "Subtenant"), with reference to the following facts:

     A. Pursuant to that certain River Park Office Towers General Lease dated June 22, 1994, as amended by that certain First Amendment to Office Lease dated February 14, 1995, and that certain Second Amendment to Office Lease dated January 22, 1996 (collectively, the "Master Lease"), Metropolitan Life Insurance Company ("Landlord"), as Landlord, leased to Frame Technology Corporation, as tenant, certain space (the "Master Lease Premises") consisting of the third, fourth, fifth, sixth, seventh and eighth floors of the Building located at 333 West San Carlos, San Jose, California (the "Building").

     B.   Frame Technology Corporation has assigned the Master Lease to
Sublandlord.

     C. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, approximately 38,584 rentable square feet of space on the third and fourth floors of the Building (hereinafter called "Subleased Premises").

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

          1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

          2.   Term.

               2.1 Term. The term of this Sublease ("Term") shall commence on September 15, 1998 (the "Commencement Date") and end on August 31, 1999 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof.

          3.   Rent.

               3.1 Rent Payments. From and after the Commencement Date Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises during the Term the sum of $1.92 per rentable square foot per month (i.e., $74,081.28 per month). If the Term does not end on the last day of a month, the Base Rent and Additional Rent (hereinafter defined) for that partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by

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a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.

          3.2  Operating Costs.

               (a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

                    (1) "Additional Rent" shall mean the sums payable pursuant to subparagraph 3.2(b) of this Sublease.

                    (2)  "Base Year" shall mean the calendar year 1998.

                    (3) "Operating Costs" shall mean Operating Costs (as defined in the Master Lease) charged by Landlord to Sublandlord pursuant to
Section 28 of the Master Lease.

                    (4) "Rent" shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease.

                    (5)  "Subtenant's Percentage Share" shall mean 9%.

               (b)  In addition to the Base Rent payable pursuant to Section
3.1 above, from and after the expiration of the Base Year, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay (i) Subtenant's Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then current calendar year exceeds Operating Costs payable by Sublandlord for the Base Year. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of Additional Rent per month payable pursuant to this Subsection (b) for each calendar year after the Base Year promptly following the Sublandlord's receipt of Landlord's estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Subsection (b) shall be determined and adjusted in accordance with the provisions of Subsection 3.2(c) below.

               (c) The determination and adjustment of Additional Rent contemplated under Subseciton 3.2(b) above shall be made in accordance with the following procedures:


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          (1) Upon receipt of a statement from Landlord specifying the estimated
Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Subsection 3.2(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord
(as Landlord's estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

          (2) In the event Sublandlord's notice set forth in Subsection 3.2(c)(1) is not given in December of the calendar year preceding the calendar year for which Sublandlord's notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

     (d) Within thirty (30) days after the receipt by Sublandlord of a final statement of Operating Expense adjustment (as described in the Master Lease) from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3.2 hereof for the calendar year just ended, together with a copy of the Statement received by Sublandlord from Landlord. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments for the calendar year just ended, previously paid by Subtenant, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

     (e) Sublandlord shall refund to Subtenant Subtenant's Percentage Share of any sums actually refunded or reimbursed to Sublandlord pursuant to the terms of the Master Lease, reduced by Subtenant's Percentage Share of any amounts, including attorney's fees, expended by Sublandlord to obtain such refund, reimbursement or payment.

     (f) For partial calendar years during the term of this Sublease, the amount of Additional Rent payable pursuant to Subsection 3.2(d) that is applicable to that

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partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease to
365. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3.2(d), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.

          4.   Use and Occupancy.

               4.1 Use. The Subleased Premises shall be used and occupied only for general office use and training by Subtenant, Subtenant's employees and visitors and for no other use or purpose. [Initials] [Initials]

               4.2  Compliance with Master Lease.

                    (a) Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, including, without limitation, surrendering possession of the Subleased Premises to Sublandlord no later than the expiration or termination date of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for additional Building services from Landlord (e.g. charges associated with after-hour HVAC usage and overstandard electrical charges).

                    (b) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon


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Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

          5.   Master Lease and Sublease Terms.

               5.1 Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

               5.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

               5.3 The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease documents shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by doubling the same in each instance, so that in each instance Sublandlord shall have twice as much time to observe or perform hereunder than Landlord has under the Master Lease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference to this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

               5.4 For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                    (a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this


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Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

               (b) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

               (c) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

               (d) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

          5.5 Notwithstanding the terms of Section 5.3 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: 30, Exhibit C, Exhibit E, Sections 3, 4, 5, 6, and 7 of the Addendum, Sections 2-8 of the First Amendment, and Sections 2-8 of the Second Amendment.

          5.6 During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertains to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

     6.   Termination of Master Lease.

          If for any reason the term of the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period and (ii) such termination shall have been effected because of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord.

     7.   Indemnity.

          7.1 Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the landlord under the Master Lease) by reason of (i) any


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accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of the landlord under the Master Lease), (ii) any breach or default hereunder on Subtenant's part, (iii) the successful enforcement of Sublandlord's rights under this Section or any other Section of this Sublease, (iv) any work done after the date hereof in or to the Subleased Premises except if done by Sublandlord or the landlord under the Master Lease, or (v) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

               7.2 Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or any other person in the Sublease Premises, regardless of how such injury or damage may be caused. Any property of Subtenant kept or stored in the Sublease Premises shall be kept or stored at the sole risk of Subtenant. Subtenant shall hold Sublandlord harmless from any claims arising out of any personal injury or property damage occurring in the Sublease Premises, including subrogation claims by Subtenant's insurance carrier(s).

          8.   Consents.

               8.1 Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall not be effective unless, on or before August 7, 1998, Landlord signs and delivers to Sublandlord and Subtenant a consent to this Sublease thereby giving Landlord's consent to this subletting.

               8.2 In the event that Sublandlord defaults under its obligations to be performed under the Master Lease, Sublandlord agrees to deliver to Subtenant a copy of any such notice of default. Subtenant shall have the right to cure any monetary default of Sublandlord described in any notice of default within ten (10) days after service of such notice of default on Subtenant. If such default is cured by Subtenant then Sublandlord shall reimburse Subtenant for such amounts, within ten (10) days after notice and demand therefor from Subtenant to Sublandlord, together with interest and a late fee at the interest rate and late fee percentage specified in the Master Lease.

               8.3 In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being agreed that


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Subtenant's sole remedy in connection with an alleged wrongful refusal or failure to approve or consent shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in this Sublease not to unreasonably withhold or delay its consent.

      9. Attorney's Fees. If Sublandlord, Subtenant or Landlord brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     10.  Subtenant's Work.

          10.1 Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS IS" condition broom clean and free of debris, as the Subleased Premises exists on the date hereof, for purposes of Subtenant's general contractor constructing Subtenant's improvements. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term hereof, reasonable wear and tear excepted.

          10.2 Code-Required Work. If the performance of the Subtenant Improvements within the Subleased Premises "triggers" a requirement for code-related upgrades to or improvements of the Master Leased Premises or any common areas, Sublandlord and Subtenant agree that Subtenant shall be responsible for the additional cost of such code-required upgrade or improvements.

     11. Parking. During the Term hereof Subtenant and its employees shall be permitted to rent 122 parking spaces; provided however that the number of such parking spaces will reduce to 88 upon the earlier of (a) sale by the Master Landlord of any part of the Building Center, or (b) construction of a second office tower at the Business Center.

     12. Security Deposit. Concurrently with execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord as security for the faithful performance of all


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of its obligations under this Sublease an unconditional and irrevocable letter of credit ("Letter of Credit") in the amount of $295,325 for the benefit of Sublandlord and any successor in interest of Sublandlord, issued by a financial institution acceptable to Sublandlord. All costs incurred in obtaining the Letter of Credit shall be borne by Subtenant. Sublandlord shall be entitled to draw upon the full amount of the Letter of Credit if an event of default shall occur under the Sublease. If the full amount of the Letter of Credit is not required for the payment of any sum to which Sublandlord may become obligated by Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer as a consequence of any default by Subtenant, the balance of the proceeds drawn under the Letter of Credit shall be held by Sublandlord (together with any sums required to restore the amount held by Sublandlord to the amount of the Letter of Credit) and shall be treated in the manner described below. Subtenant shall maintain the Letter of Credit in effect in accordance with the terms of this paragraph until 60 days after the later of (i) the expiration of the term of the Sublease, or (ii) vacation of the premises by Subtenant. If the stated term of the Letter of Credit would expire prior to such time as Subtenant is no longer required to maintain the Letter of Credit in effect under the Sublease, prior to its stated expiration Subtenant shall renew the Letter of Credit for a period of not less than one year or shall deliver to Sublandlord a new Letter of Credit in accordance with the terms hereof. If Subtenant fails either to give Sublandlord satisfactory evidence confirming such renewal of the Letter of Credit or to deliver a new Letter of Credit to Sublandlord at least 20 days prior to the stated expiration of the Letter of Credit in effect, Sublandlord shall be entitled to draw down the full amount of the Letter of Credit prior to the expiration thereof, and the amount so drawn shall be treated in the manner described in below.

     Any cash proceeds drawn under the Letter of Credit and not applied by Sublandlord as provided in paragraph above plus such additional amount as shall be necessary to restore the amount so held by Sublandlord to the amount of the Letter of Credit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the provisions of the Sublease to be performed or observed by Subtenant (the "deposit"). If Subtenant fails to pay rent or other charges due under the Sublease, or otherwise defaults with respect to any provision of the Sublease, Sublandlord may at its sole option apply or retain all or any portion of the Letter of Credit for the payment of any rent or other charges in default or the payment of any other sum to which Sublandlord may become entitled by Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the deposit (including draws under the Letter of Credit), then within ten (10) days after demand therefor Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the amount thereof, and Subtenant's failure to do so shall be a material breach of the Sublease. Sublandlord's application or retention of the deposit shall not constitute a waiver of Subtenant's default to the extent that the deposit does not fully compensate Sublandlord for all losses or damages incurred by Sublandlord in connection with such default and shall not prejudice any other rights or remedies available to Sublandlord under the Sublease or by law. Sublandlord shall not be required to keep the deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations under the Sublease, the deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use, to Subtenant (or, at Sublandlord's


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option, to the last assignee, if any, of Subtenant's interest under the
Sublease) within sixty (60) days after the later of (i) expiration of the term of the Sublease, or (ii) vacation of the premises by Subtenant. No trust relationship is created herein between Sublandlord and Subtenant with respect to the deposit.

     13. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed (i) if to Sublandlord, at the following addresses:

                         Adobe Systems, Inc.
                         345 Park Avenue
                         San Jose, California 95113
                         Attn: Vice President of Real Estate

and (ii) if the Subtenant, at the following addresses:

                         Calico Technology, Inc.
                         333 West San Carlos
                         San Jose, California 95113
                         Attention: Theresa Malo

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

     14. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

     15. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not



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be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

     16. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

     IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.


                                        SUBLANDLORD:

                                        ADOBE SYSTEMS INC.


                                        By: /s/ JOSEPH CHEN
                                            -------------------------
                                        Print Name: Joseph Chen
                                        Title: Director of Facilities


                                        SUBTENANT:

                                        CALICO TECHNOLOGY, INC.


                                        By: /s/ JOSEPH A. MORAN
                                            -------------------------
                                        Print Name: Joseph A. Moran
                                        Title: VP & CFO

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